POWER OF ATTORNEY
Each of the undersigned as directors and/or officers of NATIONWIDE LIFE INSURANCE COMPANY and NATIONWIDE LIFE AND ANNUITY INSURANCE COMPANY, both Ohio corporations, which have filed or will file with the U.S. Securities and Exchange Commission under the provisions of the Securities Act of 1933, as amended; the Investment Company Act of 1940, as amended; and, if applicable, the Securities Exchange Act of 1934, various registration statements and amendments thereto for the registration of current, as well as any future, separate accounts established by said corporations for the purpose of registering under said Act(s) immediate or deferred variable annuity contracts, fixed interest rate options subject to a market value adjustment, group flexible fund retirement annuity contracts and variable life insurance policies in connection with the separate accounts and contracts listed below:
Variable Annuities and Variable Life Insurance Policies
Separate Account (1940 Act File No.)	1933 Act File Nos.
MFS Variable Account (811-02662)	002-73432
Nationwide Multi-Flex Variable Account (811-03338)	033-23905, 002-75174
Nationwide Variable Account (811-02716)	002-58043, 333-80481, 333-176908
Nationwide Variable Account-II (811-03330)
002-75059, 033-67636, 033-60063, 333-103093, 333-103094,
333-103095, 333-104513, 333-104511, 333-104512,
333-104510, 333-151990, 333-105992, 333-147273,
333-147198, 333-160635, 333-164886, 333-168818,
333-177934, 333-177581, 333-177582, 333-177316,
333-177319, 333-177439, 3333-177441, 333-177729,
333-177731, 333-173349, 333-177938, 333-182494,
333-235382, 333-235383, 333-258296

Nationwide Variable Account-3 (811-05405)	033-18422
Nationwide Variable Account-4 (811-05701)	333-62692, 333-135650, 333-140812, 333-201820, 333-240010, 333-240009
Nationwide Variable Account-5 (811-08142)	033-71440, 333-267078, Nationwide Personal Income Annuity NY (1933 Act # TBD)
Nationwide Variable Account-6 (811-08684)	033-82370, 333-21909
Nationwide Variable Account-7 (811-08666)	033-82190, 033-82174, 033-89560
Nationwide Variable Account-8 (811-07357)	033-62637, 033-62659
Nationwide Variable Account-9 (811-08241)	333-28995, 333-52579, 333-56073, 333-53023, 333-79327, 333-69014, 333-75360
Nationwide Variable Account-10 (811-09407)	333-81701
Nationwide Variable Account-11 (811-10591)	333-74904, 333-74908
Nationwide Variable Account-12 (811-21099)	333-88612, 333-108894, 333-178057, 333-178059
Nationwide Variable Account-13 (811-21139)	333-91890
Nationwide Variable Account-14 (811-21205)	333-104339
Nationwide Variable Account-15 (811-23386)	333-227783, 333-227780
Nationwide VA Separate Account-A (811-05606)	033-22940
Nationwide VA Separate Account-B (811-06399)	033-86408
Nationwide VA Separate Account-C (811-07908)	033-66496
Nationwide VA Separate Account-D (811-10139)	333-45976
Nationwide VLI Separate Account (811-04399)	033-35698
Nationwide VLI Separate Account-2 (811-05311)	033-16999, 033-62795, 033-35783, 033-63179
Nationwide VLI Separate Account-3 (811-06140)	033-44296
Nationwide VLI Separate Account-4 (811-08301)	333-31725, 333-43671, 333-94037, 333-52615, 333-69160, 333-83010, 333-137202, 333-169879, 333-229640
Nationwide VLI Separate Account-5 (811-10143)	333-46338, 333-46412, 333-66572, 333-121881
Nationwide VLI Separate Account-6 (811-21398)	333-106908
Nationwide VLI Separate Account-7 (811-21610)	333-117998, 333-121879, 333-146649, 333-149295, 333-156020, 333-258039, 333-258035
Nationwide VL Separate Account-C (811-08351)	333-43639